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                                                                    EXHIBIT 23.1
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                             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-42188) and in the related Prospectus of Nabi Biopharmaceuticals and the Registration Statements (Forms S-8 No. 333-38868, No. 333-38866 and No. 333-38864) pertaining to the Nabi Savings and Retirement Plan, Nabi-Rockville Savings and Retirement Plan, 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan of our report dated February 6, 2002, except for Note 21 for as which the date is March 15, 2002, with respect to the consolidated financial statements and schedule of Nabi Biopharmaceuticals included in this Annual Report (Form 10-K) for the year ended December 29, 2001.




                                                           /s/ Ernst & Young LLP

Miami, Florida
March 19, 2002